UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010 (January 28, 2010)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Bridgepointe Parkway, Suite 500

San Mateo, CA 94404

(Address of principal executive offices, including zip code)

650-624-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2010, Pain Therapeutics, Inc. (the “Company”) amended the Preferred Stock Rights Agreement, dated as of April 28, 2005, by and between the Company and Mellon Investor Services LLC (the “Agreement”) to terminate the prior amendment to the Agreement pursuant to the Amendment to Preferred Stock Rights Agreement, dated as of September 27, 2006 (the “Amendment”), which resulted in those provisions of the Agreement modified by the Amendment (including the definition of “Acquiring Person”) reverting to the terms initially contained in the Agreement prior to modification.

The Company’s election to amend the Agreement by terminating the Amendment was carried out in connection with the termination on January 20, 2010 of the Agreement, dated as of September 27, 2006, by and among the Company, Eastbourne Capital Management, L.L.C. and certain of its affiliates (the “Standstill Agreement”).

The material terms of the Agreement, the Amendment and the Standstill agreement are disclosed under Item 1.01 of the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 5, 2005 and September 27, 2006, with such disclosures incorporated into this Item 1.01 by reference. A description of the termination of the Standstill Agreement is disclosed under Item 1.02 of the Current Report on Form 8-K filed by the Company with the SEC on January 26, 2010, with such description incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Please see the disclosure set fourth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: February 2, 2010	By:	/s/ PETER S. RODDY
Peter S. Roddy
Vice President and Chief Financial Officer